                                                                     EXHIBIT 8.1



                         [Sidley & Austin Letterhead]



                                September 9, 1996



CS First Boston Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055

              Re:  CS First Boston Mortgage Securities Corp.
                   Registration Statement on Form S-3
                   ----------------------------------------

Ladies and Gentlemen:

          We have acted as special federal tax counsel to CS First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") on September 9, 1996 of a Registration Statement on Form S-3 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (the "Pooling and Servicing Agreements") by and among the Registrant, the Master Servicer named therein and the Trustee named therein. Capitalized terms used but not otherwise defined herein are defined in the form of Pooling and Servicing Agreement filed as an exhibit to the Registration Statement. The Certificates of each Series are to be sold as described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating to such Certificates (the "Prospectus" and the "Prospectus Supplement", respectively).

          In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and (d) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed. As to any facts material to the opinions expressed herein, which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

          Based on and subject to the foregoing, and assuming that such Pooling and Servicing Agreement is executed and delivered in substantially the form that we have examined and that the transactions contemplated to occur under the Registration Statement and such Pooling and Servicing Agreement in fact occur in accordance with the terms thereof, we are of the opinion that the description set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus included as part of the Registration Statement correctly describes the material aspects of the federal income tax treatment to United States investors as of the date hereof of an investment in the

CS First Boston Mortgage Securities Corp.
September 9, 1996
Page 2

Certificates and where expressly indicated therein, to Non-United States Holders (as defined in the Registration Statement) as of the date hereof of an investment in the Certificates.

          Members of our firm are admitted to the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

          We know that we are referred to under the heading "Certain Federal Income Tax Consequences" in the Prospectus forming a part of the Registration Statement, and we hereby consent to such use of our name in the Registration Statement and to the use of this opinion for filing with the Registration Statement as Exhibit 8.1 thereto. In giving such consent, we do not consider that we are "experts" within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                 Very truly yours,



                                 /s/ Sidley & Austin